Execution Copy

RESTRUCTURING AGREEMENT

Dated as of December 26, 2017

This Restructuring Agreement (this “Agreement”), dated as of the date first set forth above (the “Effective Date”), is entered into by and between Eight Dragons Company, a Nevada corporation (the “Company”), Una Taylor, the Chief Executive Officer of the Company (“Taylor”), and Rokk3r Labs LLC, a Florida limited liability company (“Rokk3r”). Each of the Company, Taylor and Rokk3r may be referred to herein, individually, as a “Party” or, collectively, as the “Parties.”

WHEREAS, Rokk3r desires to transfer certain assets to the Company in return for the issuance to Rokke3r or equity securities of the Company as set forth herein, in a transaction which the Parties intend will satisfy the requirements of Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”); and

WHEREAS, the Parties wish to undertake certain additional actions as set forth herein related to the restructuring of the Company, which actions and the resulting restructuring shall benefit all of the shareholders of the Company;

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

Section 1. Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

(a) “Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

(b) “Affiliate” means, as to any Person, (a) any Person which directly or indirectly controls, is controlled by, or is under common control with such Person, and (b) any Person who is a director, manager, officer, partner or principal of such Person or of any Person which directly or indirectly controls, is controlled by, or is under common control with such Person. For purposes of this definition, “control” of a Person shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by ownership of voting equity, by contract or otherwise.

(c) “Agreement” has the meaning set forth in the preamble.

(d) “Transaction Documents” means the documents referred to herein or as reasonably required to effect the Contemplated Transactions.

(e) “Business Day” means any day on which the banks in West Palm Beach, Florida are generally open for business.

(f) “Contemplated Transactions” means all of the transactions as set forth herein and in the Transaction Documents.

(g) “Governmental Authority” means any nation or government, any state, province, supranational authority or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administration functions of or pertaining to government, or any government authority, agency, department, board, tribunal, commission or instrumentality of the United States, any foreign government or supranational authority, any state of the United States, or any municipality or other political subdivision thereof, and any court, tribunal or arbitrator(s) of competent jurisdiction, and any governmental or non-governmental self-regulatory organization, agency or authority.

(h) “Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

(i) “Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

(j) “Legal Requirements” means any law, ordinance, order, rule or regulation of any Governmental Authority which pertains to the Parties or the Contemplated Transactions.

(k) “Losses” means losses, damages, liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers; provided, however, that “Losses” shall not include (i) punitive damages, except in the case of fraud or to the extent actually awarded to a Governmental Authority or other third party or (ii) lost profits or consequential damages, in any case.

(l) “Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to the business, results of operations, condition (financial or otherwise) or assets of the applicable Party or the ability of the applicable Party to consummate the Contemplated Transactions on a timely basis; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition, or change, directly or indirectly, arising out of or attributable to: (i) any changes, conditions or effects in the United States economy or securities or financial markets in general; (ii) changes, conditions or effects that generally affect the industries in which the applicable Party operates; (iii) any change, effect or circumstance resulting from an action required or permitted by this Agreement; or (iv) conditions caused by acts of terrorism or war (whether or not declared); provided further, however, that any event, occurrence, fact, condition, or change referred to in clauses (i), (ii) or (iv) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred to the extent that such event, occurrence, fact, condition, or change has a disproportionate effect on the applicable Party compared to other participants in the industries in which the applicable Party conducts its business.

(m) “Person” means any individual, corporation (including any not for profit corporation), general or limited partnership, limited liability partnership, joint venture, estate, trust, firm, company (including any limited liability company or joint stock company), association, organization, entity or Governmental Authority.

(n) “Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

Section 2. Restructuring. Effective as of the Closing, the Parties shall complete the following actions:

(a) The Company shall redeem, for no additional consideration payable, 290,500 shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) issued to Eight Dragons Acquisition, LLC, an affiliate of Taylor (“Acquisition”), such that such shares of Common Stock are no longer issued and outstanding, and Acquisition shall issue a release agreement to the Company, in form and substance as reasonably acceptable to the Parties.

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(b) Taylor shall cause Renewable Energy Supplies, LLC, an affiliate of Taylor (“Renewable”) to confirm that Renewable owns no shares of Common Stock, pursuant to an acknowledgement in form and substance as reasonably acceptable to the Parties.

(c) The Company shall redeem, for no additional consideration payable, 9,710,295 shares of Common Stock issued to Taylor and 1,000,000 shares of preferred stock, par value $0.0001 per share, of the Company (the “Preferred Stock”) issued to Taylor (collectively, the “Taylor Redeemed Shares”), such that such shares of Common Stock and Preferred Stock are no longer issued and outstanding, and following such redemption Taylor shall hold no shares of Common Stock or Preferred Stock.

Section 3. Taylor Options or Shares.

(a) Following the Closing and until January 31, 2019 (the “Deadline”), Taylor shall have the right to elect to have the Company issue to Taylor either (i) an option to acquire 4,000,000 shares of Common Stock, which option shall be at a strike price of $0.0001 per share of Common Stock, and which option will be exercisable for a period of 16 months from the issuance thereof, in the form as attached hereto as Exhibit C (the “Taylor Options”) or (ii) 4,000,000 shares of Common Stock (the “Taylor Stock”), subject to adjustment as set forth in Section 4(c). In the event that Taylor has not made such election on or prior to the Deadline, the rights of Taylor pursuant to this Section 3 shall automatically be forfeited without any further action of any party.

(b) Upon issuance of the Taylor Options or the Taylor Stock, as applicable, the Company shall enter into a piggy-back registration rights agreement with Taylor or the Taylor Assignee (as defined below), as applicable, with respect to the Taylor Stock, or the shares of Common Stock that may be issued upon exercise of the Taylor Options (the “Taylor Option Shares”), as applicable, in the form as attached hereto as Exhibit 4 (the “Registration Rights Agreement”).

(c) Taylor shall have the right to assign Taylor’s rights hereunder to receive the Taylor Options and/or the Taylor Shares, and the related rights to enter into the Registration Rights Agreement related thereto, to (i) any entity which is 100% owned and controlled by Taylor; or (ii) any entity that is owned and controlled 80% by Taylor and 20% by Titan Funding, LLC, subject in the case of this subclause (ii) only, to the reasonable approval of the Company (as applicable, the “Taylor Assignee”). As a condition of such assignment, the Taylor Assignee shall execute an agreement in form and substance as reasonably acceptable to the Company, wherein the Taylor Assignee agrees to be bound to the terms of this Agreement as they relate to the Taylor Options, the Taylor Option Shares or the Taylor Shares, including, without limitation, the possible return of portions thereof pursuant to Section 4.

Section 4. Shareholders.

(a) The Parties acknowledge and agree that the Company had previously, potentially and allegedly, agreed to issue certain shares of Common Stock, to the shareholders of the Company as set forth on Schedule 1 (the “Shareholders”), and the Company is currently negotiating with such Shareholders to obtain agreements with such Shareholders that those agreements and issuances were in error, or have been forfeited based upon the conditions of such issuances, and that such Shareholders are not entitled to all of such shares of Common Stock (the “Shareholder Acknowledgements”).

(b) In connection with efforts to obtain the Shareholder Acknowledgements, the Company is offering to the Shareholders the choice of being issued a lesser number of shares of Common Stock (the “Settlement Shares”) or options to acquire shares of Common Stock (the “Settlement Options”).

(c) In the event that the number of Settlement Shares and the number of Settlement Options issued to the Shareholders, collectively, total in excess of 500,000, then Taylor agrees as follows:

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(i) If, prior to such issuance of Settlement Shares and/or Settlement Options, the Taylor Options have been issued, the Taylor Options have been exercised and thus the Taylor Options have been issued, or the Taylor Shares have been issued, then Taylor shall return to the Company, from the Taylor Options, the Taylor Option Shares and the Taylor Shares, a number of Taylor Options, Taylor Option Shares and the Taylor Shares, as applicable, equal to fifty percent of the excess referred to in the introductory clause of this Section 4(c), with such return, if any, to be completed upon each issuance of Settlement Shares or Settlement Options and to be apportioned equally between the Taylor Options, the Taylor Option Shares and the Taylor Shares in the event that more than one class of such securities has been issued.

(ii) If, at the time of the issuance of Settlement Shares and/or Settlement Options, the Taylor Options have not been issued and the Taylor Shares have not been issued, then the number of Taylor Options and/or Taylor Shares that may be issued pursuant to Section 3 shall be automatically reduced by fifty percent of the excess referred to in the introductory clause of this Section 4(c).

(d) In the event that any of the Taylor Option Shares or the Taylor Shares are sold or otherwise transferred by Taylor to any other person or entity (a “Transferee”), then Taylor or the Taylor Assignee, as applicable, agrees to cause such Transferee to execute an agreement between such proposed Transferee and the Company, as reasonably acceptable to the Company, wherein such Transferee agrees to return such Taylor Option Shares or Taylor Shares, as applicable, to the Company as would be required of Taylor or the Taylor Assignee, as applicable, pursuant to this Section 4, and the execution and delivery of such agreement shall be a condition precedent to the effectiveness of any such sale or other transfer.

(e) The issuance to any of the Shareholders of Settlement Shares or Settlement Options shall be subject to the approval and consent of Taylor, such approval and consent not to be unreasonably withheld, conditioned or delayed, and the Parties agree that if Taylor does not so approve and consent, Taylor shall be solely liable for (i) all Losses related to such Shareholders thereafter, including any litigation costs or expenses, and shall indemnify and hold harmless the Company and its officers, directors and employees from any and all such Losses, costs and expenses (ii) 100% of any shares of Common Stock to be paid to such Shareholders in excess of the Settlement Shares and/or Settlement Options proposed by the Company, with the Parties agreeing that such Settlement Shares and/or Settlement Options themselves shall remain to be equally paid between the Company and Taylor as set forth in Section 4(c)(i).

Section 5. Section 351 Transfer.

(a) Simultaneously with the Closing, Rokk3r shall transfer all of Rokk3r’s rights and interest in the assets as set forth on Exhibit 1-A (the “Assets”), as a contribution to the capital of the Company and as a non-taxable transfer of property in accordance with Section 351 of the Code, in return for the issuance to Rokk3r of 74,050,000 shares of Common Stock (the “Contribution Shares”).

(b) At the Closing, Rokk3r and the Company shall execute and deliver the Asset and Intellectual Property Contribution and Assignment Agreement (the “Contribution Agreement”) in the form attached hereto as Exhibit 1-B evidencing the assignment and contribution by Rokk3r to the Company of all of Rokk3r’s right, title and interest in the Assets in return for the Contribution Shares.

(c) The Company represents and warrants to Rokk3r that (i) the Company is not an investment company within the meaning of Section 351(e)(1) of the Code, and (ii) immediately following the transactions contemplated by this Agreement, Rokk3r shall be in control of the Company within the meaning of Sections 351(a) and 368 of the Code.

(d) In connection with the transactions set forth in this Section 5, Rokk3r shall file all information required to be filed by it pursuant to Treasury Regulation Section 1.351-3(b).

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(e) Each of Rokk3r and the Company shall use its best efforts not to take any action or take any position in any tax return or report or otherwise which could have an adverse effect on, or which in inconsistent with, the qualification of the transactions contemplated by this Agreement under Section 351 of the Code.

Section 6. Costs. The Parties acknowledge and agree that Rokk3r is currently paying certain costs and expenses relating to the completion of the Contemplated Transactions (the “Transaction Costs”). Prior to or at the Closing, and as a condition thereof, the Company shall issue to Rokk3r a convertible promissory note which shall provide for the repayment of the Transaction Costs to Rokk3r, whether or not the Contemplated Transactions are consummated (the “Note”). The Note shall be convertible into shares of Common Stock, at the option of Rokk3r, at a conversion price of $0.64 per share, and shall be due and payable, to the extent not converted into Common Stock, on the second anniversary of the issuance thereof.

Section 7. Closing.

(a) The closing of the Contemplated Transactions (the “Closing”) shall occur immediately following the satisfaction or waiver, by the Party for whose benefit such condition exists, of the conditions to Closing as set forth in Section 8 and Section 9, or on such other date as agreed to by the Parties. The date that the Closing occurs shall be the “Closing Date.”

(b) At the Closing:

(i) Taylor and Theodore Faison shall resign from all positions held by either of them with the Company, pursuant to a resignation agreement in form and substance as reasonably acceptable to the Parties.

(ii) The Parties hereto shall enter into a release agreement, substantially in the form as attached hereto as Exhibit 2.

(iii) Prior to the resignations pursuant to Section 7(b)(i), the Company shall take such actions as required to name Nabyl Charania, German Montoya and Jeff Ransdell, or other persons as identified by Rokk3r prior to the Closing, to the Board of Directors of the Company, and to appoint Nabyl Charania as the Chief Executive Officer of the Company.

(iv) The Company shall deliver to Rokk3r such documents as required to evidence the completion of the actions set forth in Section 2.

(v) The Company and Rokk3r shall execute and deliver the Contribution Agreement to contribute the Assets to the Company, and shall consummate the transactions contemplated therein, including the issuance by the Company to Rokk3r of the shares of Common Stock as set forth in Section 5.

(vi) The Parties shall undertake such additional actions and execute and deliver such additional documents as reasonably required to consummate the Contemplated Transactions.

Section 8. Conditions Precedent to the Obligations of the Company and Taylor. The obligations of the Company and Taylor (collectively, the “Company Parties”) to effect the Closing are subject to the fulfillment (or waiver by each of the Company and Taylor) of each of the following conditions:

(a) The representations and warranties of Rokk3r contained in this Agreement and all related documents shall be true and correct in all material respects, except for those representations and warranties which are qualified as to materiality, which shall be true and correct in all respects.

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(b) Rokk3r shall have complied in all material respects with all covenants, agreements, and conditions that this Agreement requires.

(c) No proceeding or investigation shall have been instituted before or by any court or Governmental Authority to restrain or prevent the carrying out of the transactions contemplated by this Agreement; and there shall exist no injunction or other order issued by any Governmental Authority which prohibits the consummation of the transactions contemplated under this Agreement.

Section 9. Conditions Precedent to the Obligations of Rokk3r. The obligations of Rokk3r to effect the Closing are subject to the fulfillment (or waiver by Rokk3r) of each of the following conditions:

(a) The representations and warranties of the Company Parties contained in this Agreement and all related documents shall be true and correct in all material respects, except for those representations and warranties which are qualified as to materiality, which shall be true and correct in all respects.

(b) The Company Parties shall have complied in all material respects with all covenants, agreements, and conditions that this Agreement requires.

(c) No proceeding or investigation shall have been instituted before or by any court or Governmental Authority to restrain or prevent the carrying out of the transactions contemplated by this Agreement; and there shall exist no injunction or other order issued by any Governmental Authority which prohibits the consummation of the transactions contemplated under this Agreement.

(d) The actions and transactions set forth in Section 2 shall have been completed.

(e) There shall not have been any Material Adverse Effect on the Company or Rokk3r.

Section 10. Representations and Warranties of the Parties. Each of the Parties, solely for itself or herself (on a several and not joint basis), represents and warrants to the other Parties as set forth below.

(a) Organization and Standing. Such Party is an individual or is an entity duly company organized, validly existing, and in good standing under the laws of the State of its organization and has all requisite power and authority to own its properties and conduct its business as it is now being conducted. The nature of the business and the character of the properties such Party owns or leases do not make licensing or qualification of such Party as a foreign entity necessary under the laws of any other jurisdiction, except to the extent such licensing or qualification have already been obtained.

(b) Due Authority; No Violation. Such Party has all requisite rights and authority or the capacity to execute, deliver and perform its or his obligations under this Agreement and each of the Transaction Documents to which it is a party. The execution and delivery of this Agreement and each of the Transaction Documents to which it is a party, as well as the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary action on the part of such Party, and no other proceedings on the part of such Party are necessary to authorize the execution, delivery and performance of this Agreement, each of the Transaction Documents to which it is a party or the transactions contemplated hereby or thereby on the part of such Party. The execution, delivery and performance of this Agreement and each of the Transaction Documents to which it or he is a party will not (x) violate, conflict with, or result in the breach, acceleration, default or termination of, or otherwise give any other contracting party the right to terminate, accelerate, modify or cancel any of the terms, provisions, or conditions of any material agreement or instrument to which such Party is a party or by which it or its assets may be bound or (y) constitute a violation of any material applicable law, rule or regulation, or of any judgment, order, injunctive award or decree of any Governmental Authority applicable to such Party or (z) conflict with, result in the breach or termination of any provision of, or constitute a default under (in each case whether with or without the giving of notice or the lapse of time, or both) the Party’s organizational or operating documents, or any order, judgment, arbitration award, or decree to which such Party is a party or by which it or any of its assets or properties are bound.

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(c) Approvals. No approval, authority, or consent of or filing by such Party with, or notification to, any Governmental Authority, is necessary to authorize the execution and delivery of this Agreement or any of the Transaction Documents or the consummation of the Contemplated Transactions.

(d) Enforceability. This Agreement has been, and each of the Transaction Documents to which it is a party will be, duly executed and delivered by such and, assuming that this Agreement and each of the Transaction Documents to which it is a party constitutes the legal, valid and binding obligation of each of the other Parties thereto, constitutes the legal, valid, and binding obligation of such Party, enforceable against such Party in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally.

Section 11. Covenants and Agreements.

(a) Each of the Parties hereto, as promptly as practicable, shall make, or cause to be made, all filings and submissions under laws applicable to it and its Affiliates, as may be required for it to consummate the transactions contemplated hereby and shall use its commercially reasonable efforts to obtain, or cause to be obtained, all other authorizations, approvals, consents and waivers from all Persons and Governmental Authorities necessary to be obtained by it or its Affiliates, in order for it to consummate such transactions, at the cost of the Party required to file or submit the same.

(b) Notwithstanding anything to the contrary herein, nothing herein shall require, or be construed to require, any Party to agree to hold separate or to divest any of the businesses, product lines or assets of such Party.

(c) Each Party hereto shall promptly inform the other Parties of any material communication from any Governmental Authority regarding any of the transactions contemplated by this Agreement and shall promptly furnish the other Parties with copies of substantive notices or other communications received from any third party or any Governmental Authority with respect to such transactions. Each Party shall agree on the content of any proposed substantive written communication or submission or any oral communication to any Governmental Authority. If any Party or any Affiliate thereof receives a request for additional information or documentary material from any such Governmental Authority with respect to the transactions contemplated by this Agreement, then such Party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other Parties, an appropriate response in compliance with such request. The Parties shall, to the extent practicable, provide the other Parties and their counsel with advance notice of and the opportunity to participate in any substantive discussion, telephone call or meeting with any Governmental Authority in respect of any filing, investigation or other inquiry in connection with the transactions contemplated by this Agreement and to participate in the preparation for such discussion, telephone call or meeting, to the extent not prohibited by the Governmental Authority.

(d) From the date hereof until the earlier of the closing of all of the Contemplated Transactions and the termination of this Agreement in accordance with the terms herein, each of the Parties shall execute such documents and perform such further acts as may be reasonably required to carry out the provisions hereof and the actions contemplated hereby. Each Party shall use its commercially reasonable efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the transactions contemplated hereby, including the execution and delivery of any documents, certificates, instruments or other papers that are reasonably required for the consummation of the transactions contemplated hereby.

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(e) Following the Closing, Taylor agrees to reasonably assist the Company as required with respect to the transition of the Company to the operations of the new executive team and with respect to the consummation of the other transactions herein which may occur or continue following the Closing, and shall, in connection therewith, execute such documents and perform such further acts as may be reasonably required to carry out the provisions hereof and the actions contemplated hereby.

Section 12. Default and Termination.

(a) Default by Company Party. If either Company Party fails to perform any of its material obligations under this Agreement, or is in breach in any material respect of any representation, warranty, covenant or agreement on the part of either Company Party set forth in this Agreement, and, if such breach or failure is capable of being cured, such failure or breach has not been cured within 10 days after receipt of notice of such breach by the Company Parties, then the Company Parties shall be in default hereunder (such event, a “Company Parties Default”). In the event of a Company Parties Default, Rokk3r shall be entitled to elect either (1) to bring an action for specific performance of this Agreement pursuant to Section 17(l) or (2) to terminate this Agreement pursuant to Section 13(d) and proceed against the Company Parties for payment for expenses as set forth in Section 14(b).

(b) Default by Rokk3r. If Rokk3r fails to perform any of its material obligations under this Agreement, or is in breach in any material respect of any representation, warranty, covenant or agreement on the part of Rokk3r set forth in this Agreement, and, if such breach or failure is capable of being cured, such failure or breach has not been cured within 10 days after receipt of notice of such breach by Rokk3r, then Rokk3r shall be in default hereunder (such event, a “Rokk3r Default”). In the event of a Rokk3r Default, the Company Parties shall be entitled to elect either (1) to bring an action for specific performance of this Agreement pursuant to Section 17(l) or (2) to terminate this Agreement pursuant to Section 13(c) and proceed against Rokk3r for payment for expenses as set forth in Section 14(a).

Section 13. Termination. This Agreement may be terminated at any time before the Closing Date, as follows:

(a) by mutual written consent of the Parties;

(b) by any of the Parties, upon written notice to the other Parties, if there shall be in effect a final nonappealable order, judgment, injunction or decree entered by or with any Governmental Authority restraining, enjoining or otherwise prohibiting the consummation of the Contemplated Transactions;

(c) by the Company Parties, upon written notice to Rokk3r, if there shall have been a Rokk3r Default;

(d) by Rokk3r, upon written notice to the Company Parties, if there shall have been the Company Parties Default;

(e) by any Party if the Closing has not occurred by December 30, 2017, provided, however, that the right to terminate this Agreement under this Section 13(d) shall not be available to (i) any Company Party, as of such time, Rokk3r has the right to terminate this Agreement pursuant to Section 13(d) or in the event that the failure of the Closing to so occur was caused by any Company Party; or (ii) Rokk3r if, as of such time, the Company Parties have the right to terminate this Agreement pursuant to Section 13(c).

Section 14. Termination Costs.

(a) If this Agreement is validly terminated by the Company Parties pursuant to Section 13(c), and only in that event, then, promptly but in any event within three Business Days following such termination by the Company Parties, (i) Rokk3r shall pay to the Company Parties an amount in cash equal to the Company Parties’ reasonable out of pocket costs incurred with respect to the Contemplated Transactions following the Effective Date, by wire transfer of immediately available funds to one or more accounts designated in writing by the Company Parties, subject to a maximum payment due hereunder of $25,000, and (ii) the Note shall be deemed void and of no further force or effect.

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(b) If this Agreement is validly terminated by Rokk3r pursuant to Section 13(d), and only in that event, then, promptly but in any event within three Business Days following such termination by Rokk3r, (i) the Company Parties shall pay to Rokk3r an amount in cash equal to the Rokk3r’s reasonable out of pocket costs incurred with respect to the Contemplated Transactions following the Effective Date, by wire transfer of immediately available funds to one or more accounts designated in writing by Rokk3r, subject to a maximum payment due hereunder of $25,000, and (ii) the Company Parties shall repay all amounts due and payable under the Note, provided, however, that the Parties agree that, to the extent that any costs are paid pursuant to clause (ii) of this Section 14(b) then such costs shall not also be due and payable pursuant to clause (i) of this Section 14(b).

(c) If a Company Parties Default occurs and Rokk3r elects to terminate this Agreement under Section 13(d), Rokk3r’s sole and exclusive remedy against the Company Parties for any Losses suffered or incurred as a result of or under this Agreement or the Contemplated Transactions, including the failure of the Closing to occur, will be to obtain payment of the termination costs stated in Section 14(b). Notwithstanding the forgoing sentence, the Parties agree that Rokk3r may elect to not terminate this Agreement pursuant to Section 13(d) and instead elect to enforce specific performance of this Agreement pursuant to Section 17(l) to the extent available. Notwithstanding the foregoing, the limitations on remedy stated in the first sentence of this Section 14(c) will apply only if Rokk3r elects to terminate this Agreement under Section 13(d) and the Company Parties actually pay the termination costs stated in Section 14(b).

(d) If a Rokk3r Default occurs and the Company Parties elect to terminate this Agreement under Section 13(c), the Company Parties’ sole and exclusive remedy against Rokk3r for any Losses suffered or incurred as a result of or under this Agreement or the Contemplated Transactions, including the failure of the Closing to occur, will be to obtain payment of the termination costs stated in Section 14(a). Notwithstanding the forgoing sentence, the Parties agree that the Company Parties may elect to not terminate this Agreement pursuant to Section 13(c) and instead elect to enforce specific performance of this Agreement pursuant to Section 17(l) to the extent available. Notwithstanding the foregoing, the limitations on remedy stated in the first sentence of this Section 14(d) will apply only if the Company Parties elect to terminate this Agreement under Section 13(c) and Rokk3r actually pays the termination costs stated in Section 14(a).

(e) Each Party acknowledges that the agreements contained in this Section 14 are an integral part of the Contemplated Transactions and that, without these agreements, the Parties would not enter into this Agreement. Accordingly if any Party fails to pay any amounts due pursuant to this Section 14 (the “First Party”), and, in order to obtain such payment, the other Party (the “Second Party”) commences any action, arbitration, hearing, litigation or suit (whether civil, criminal, administrative, investigative, or informal) that results in a judgment against the First Party for the amounts set forth in this Section 14, the First Party shall pay to the Second Party the Second Party’s costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such proceeding, together with interest on the amounts due pursuant to this Section 14 from the date such payment was required to be made until the date of payment at the prime lending rate as published in The Wall Street Journal in effect on the date such payment was required to be made.

(f) In the event of termination of this Agreement pursuant to Section 13, this Agreement (other than this Section 14, Section 16 and Section 17) shall become void and of no further force or effect with no liability on the part of any Party; provided, however, that, except as provided in Section 14(c) and Section 14(d), any such termination shall not relieve any Party from liability for actual damages to the other Parties resulting from a material breach of this Agreement by such Party.

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Section 15. Indemnification.

(a) Subject to the other terms and conditions herein, if the Closing occurs, Rokk3r agrees to indemnify the Company Parties and their respective Affiliates and Representatives (the “Company Indemnitees”) against, and agree to hold each of the Company Indemnitees harmless from and against, and agree to pay and reimburse each of the Company Indemnitees for, any and all Losses incurred or sustained by, or imposed upon, the Company Indemnitees based upon, arising out of, with respect to or by reason of:

(i) any inaccuracy in or breach of any of the representations or warranties of Rokk3r contained in this Agreement, any Transaction Document or in any certificate or instrument delivered by or on behalf of Rokk3r pursuant to this Agreement or pursuant to any Transaction Document, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date);

(ii) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Rokk3r pursuant to this Agreement or pursuant to any Transaction Document; and

(iii) any claim by any Person for brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding made, or alleged to have been made, by any such Person with Rokk3r in connection with any Contemplated Transactions.

(b) Subject to the other terms and conditions herein, if the Closing occurs, the Company Parties, jointly and severally, agree to indemnify Rokk3r and its Affiliates and Representatives (the “Rokk3r Indemnitees”) against, and agree to hold each of the Rokk3r Indemnitees harmless from and against, and agree to pay and reimburse each of the Rokk3r Indemnitees for, any and all Losses incurred or sustained by, or imposed upon, the Rokk3r Indemnitees based upon, arising out of, with respect to or by reason of:

(i) any inaccuracy in or breach of any of the representations or warranties of any Company Party contained in this Agreement, any Transaction Document or in any certificate or instrument delivered by or on behalf of any Company Party pursuant to this Agreement or pursuant to any Transaction Document, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date);

(ii) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by any Company Party pursuant to this Agreement or pursuant to any Transaction Document;

(iii) any violation by any Company Party of any applicable Laws or Governmental Orders in connection with the conduct of the business of the Company prior to the Closing Date; and

(iv) any claim by any Person for brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding made, or alleged to have been made, by any such Person with any of Company Party in connection with any Contemplated Transactions.

(c) Subject to the other terms and conditions herein, if the Closing occurs, Taylor agrees to indemnify the Company and its Affiliates and Representatives against, and agree to hold each of the forgoing harmless from and against, and agree to pay and reimburse each of the forgoing for, any and all Losses incurred or sustained by, or imposed upon, any of the forgoing based upon, arising out of, or with respect to both the Company’s actions pursuant to Section 4 and to Taylor’s failure to comply with the provisions of Section 4, and pursuant to Section 4(e).

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(d) Indemnification Procedures. The party making a claim under this Section 15 is referred to as the “Indemnified Party” and the party against whom such claims are asserted under this Section 15 is referred to as the “Indemnifying Party.”

(i) Third-Party Claims. If any Indemnified Party receives notice of the assertion or commencement of any Action made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing (a “Third-Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) calendar days after receipt of such notice of such Third-Party Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Third-Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third-Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, and the Indemnified Party shall cooperate in good faith in such defense; provided, that if the Indemnifying Party is Shareholder, such Indemnifying Party shall not have the right to defend or direct the defense of any such Third-Party Claim that (x) is asserted directly by or on behalf of a Person that is a supplier or customer of the Indemnified Party, or (y) seeks an injunction or other equitable relief against the Indemnified Party. In the event that the Indemnifying Party assumes the defense of any Third-Party Claim, subject to Section 15(d)(ii), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third-Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right to participate in the defense of any Third-Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof. The fees and disbursements of such counsel shall be at the expense of the Indemnified Party, provided, that if in the reasonable opinion of counsel to the Indemnified Party, (A) there are legal defenses available to an Indemnified Party that are different from or additional to those available to the Indemnifying Party; or (B) there exists a conflict of interest between the Indemnifying Party and the Indemnified Party that cannot be waived, the Indemnifying Party shall be liable for the reasonable fees and expenses of counsel to the Indemnified Party in each jurisdiction for which the Indemnified Party determines counsel is required. If the Indemnifying Party elects not to compromise or defend such Third-Party Claim, fails to promptly notify the Indemnified Party in writing of its election to defend as provided in this Agreement, or fails to diligently prosecute the defense of such Third-Party Claim, the Indemnified Party may, subject to Section 15(d)(ii), pay, compromise, defend such Third-Party Claim and seek indemnification for any and all Losses based upon, arising from or relating to such Third-Party Claim. Each Party shall cooperate with each other in all reasonable respects in connection with the defense of any Third-Party Claim, including making available records relating to such Third-Party Claim and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending Party, management employees of the non-defending Party as may be reasonably necessary for the preparation of the defense of such Third-Party Claim.

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(ii) Settlement of Third-Party Claims. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third-Party Claim without the prior written consent of the Indemnified Party, except as provided in this Section 15(d)(ii). If a firm offer is made to settle a Third-Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third-Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party fails to consent to such firm offer within ten days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third-Party Claim and in such event, the maximum liability of the Indemnifying Party as to such Third-Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party fails to consent to such firm offer and also fails to assume defense of such Third-Party Claim, the Indemnifying Party may settle the Third-Party Claim upon the terms set forth in such firm offer to settle such Third-Party Claim. If the Indemnified Party has assumed the defense pursuant to Section 15(d)(i), it shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed).

(iii) Direct Claims. Any Action by an Indemnified Party on account of a Loss which does not result from a Third-Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) calendar days after the Indemnified Party becomes aware of such Direct Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have thirty (30) calendar days after its receipt of such notice to respond in writing to such Direct Claim. The Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such thirty (30) calendar day period, the Indemnifying Party shall be deemed to have rejected such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement. Upon a reasonable request made by the Indemnifying Party, each Indemnified Party seeking indemnification hereunder in respect of any Direct Claim, hereby agrees to consult with the Indemnifying Party and act reasonably to take actions reasonably requested by the Indemnifying Party in order to attempt to reduce the amount of Losses in respect of such Direct Claim. Any costs or expenses associated with taking such actions shall be included as Losses hereunder.

(e) Payments. Once a Loss is agreed to by the Indemnifying Party or finally adjudicated to be payable pursuant to this Section 15, the Indemnifying Party shall satisfy its indemnification obligations within fifteen (15) Business Days of such agreement or adjudication.

(f) Effect of Investigation. The representations, warranties and covenants of the Indemnifying Party, and the Indemnified Party’s right to indemnification with respect thereto, shall not be affected or deemed waived by reason of any investigation made by or on behalf of the Indemnified Party (including by any of its Representatives) or by reason of the fact that the Indemnified Party or any of its Representatives knew or should have known that any such representation or warranty is, was or might be inaccurate.

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(g) Exclusive Remedy. In the event that the Closing occurs, the indemnification provisions contained in this Section 15 shall be the sole and exclusive remedy of the Parties with respect to the Contemplated Transactions for any and all breaches or alleged breaches of any representations, warranties, covenants or agreements of the Parties hereto or any other provision of this Agreement or arising out of the Contemplated Transactions, except (i) with respect to any equitable remedy to which such Party may be entitled to with respect to any claims or causes of action arising from the breach of any covenants or agreement of a Party that is to be performed subsequent to the Closing Date, or (ii) with respect to a Party, an actual and intentional fraud with respect to this Agreement and the Contemplated Transactions. In furtherance of the foregoing, each Party hereto, for itself and on behalf of its Affiliates, hereby waives, from and after the Closing, to the fullest extent permitted under applicable law and except as otherwise specified in this Section 15, any and all rights, claims and causes of action it may have against any other Party hereto relating to the subject matter of this Agreement or any other agreement, certificate or other document or instrument delivered pursuant to this Agreement, arising under or based upon any applicable law.

(h) Limitation on Damages. In no event will any Party be liable to any other Party under or in connection with this Agreement or in connection with the Contemplated Transactions for special, general, indirect, consequential, or punitive or exemplary damages, including damages for lost profits or lost opportunity, even if the Party sought to be held liable has been advised of the possibility of such damage.

Section 16. Survival; Limitations

(a) Representations and Warranties. The representations and warranties of the Parties contained herein shall survive the Closing and shall remain in full force and effect until the date that is two (2) years after the Closing Date. Notwithstanding the preceding sentence, any indemnification claim commenced prior to any such expiration shall remain as a valid claim until finally resolved in accordance with the provisions herein. Any claim, for indemnification or otherwise, based upon or arising out of the breach or alleged breach of a representation or warranty must be brought before the expiration of the applicable survival period, or it will be deemed waived.

(b) Covenants. All covenants and agreements of the Parties contained herein shall survive the Closing for a period of five (5) years or for the period specified therein, provided, however, that the covenants and agreements of Taylor as set forth in Section 4 shall survive for the maximum period of the statute of limitations with respect to any claim that may be made by the Shareholders relating to the shares of Common Stock that may be due, or may have been due, to such Shareholders as referenced in Section 4. Notwithstanding the preceding sentence, any claim commenced prior to any such expiration shall remain as a valid claim until finally resolved in accordance with the provisions herein.

(c) Limitations. Any claim arising out of or in connection with this Agreement must be brought, if at all, within five (5) years after the Closing Date, or within such shorter period as may be specified with respect to a particular claim, or it will be deemed waived and released.

Section 17. Miscellaneous.

(a) Expenses. Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the Contemplated Transactions shall be paid by the Party incurring such costs and expenses, whether or not the Closing shall have occurred.

(b) Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document (with confirmation of transmission and receipt) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 17(b):

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If to any Company Party:

Eight Dragons Company

Attn: Una Taylor

100 South East Second Street

Miami, FL 33131

Email: una.taylor@8drg.com

If to Rokk3r:

Rokk3r Labs LLC

Attn: Nabyl Charania

2121 NW 2nd Avenue

Miami, FL 33127

Email: nabyl@rokk3rlabs.com

With a copy, in case of any notice hereunder to any Party, to:

Legal & Compliance, LLC

Attn: Laura Anthony

330 Clematis Street, Suite 217

West Palm Beach, FL 33401

E-mail: Lanthony@legalandcompliance.com

(c) Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections and Exhibits mean the Articles and Sections of, and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting an instrument or causing any instrument to be drafted. The Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

(d) Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

(e) Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision herein is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the Contemplated Transactions be consummated as originally contemplated to the greatest extent possible.

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(f) Entire Agreement. This Agreement and the other Transaction Documents constitute the sole and entire agreement of the Parties with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the other Transaction Documents and the Exhibits, the statements in the body of this Agreement will control.

(g) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign its rights or obligations hereunder without the prior written consent of the other Parties, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning Party of any of its obligations hereunder.

(h) No Third-party Beneficiaries. This Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(i) Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each of the Parties. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by such Party. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

(j) Dispute Resolution. If there is any dispute or controversy relating to this Agreement or any of the Contemplated Transactions (each, a “Dispute”), such Dispute shall be resolved in accordance with this Section 17(j).

(i) The Party claiming a Dispute shall deliver to each of the other Parties a written notice (a “Notice of Dispute”) that will specify in reasonable detail the dispute that the claiming Party wishes to have resolved. If the Parties are not able to resolve the dispute within five (5) Business Days of a Party’s receipt of an applicable Notice of Dispute, then such Dispute shall be submitted to binding arbitration in accordance with this Section 17(j).

(ii) Any arbitration hereunder shall be conducted in accordance with the rules of the American Arbitration Association then in effect. The Company Parties shall select one arbitrator, and Rokk3r shall select one arbitrator, the two arbitrators so selected shall select a third arbitrator, and the three arbitrators shall resolve the Dispute. The arbitrators will be instructed to prepare in writing as promptly as practicable, and provide to each Party such arbitrators’ determination, including factual findings and the reasons on which the determination was based. The decision of the arbitrators will be final, binding and conclusive and will not be subject to review or appeal and may be enforced in any court having jurisdiction over the Parties. Each Party shall initially pay its own costs, fees and expenses (including, without limitation, for counsel, experts and presentation of proof) in connection with any arbitration or other action or proceeding brought under this Section 17(j), and the fees of the arbitrators shall be share equally between the Company Parties on the one hand and Rokk3r on the other hand, provided, however, that the arbitrators shall have the power to award costs and expenses in a different proportion.

(iii) The arbitration shall be conducted in the City of Miami, Florida.

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(k) Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(i) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction).

(ii) SUBJECT TO Section 17(j), ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER ANCILLARY DOCUMENTS OR THE CONTEMPLATED TRANSACTIONS MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATES OF FLORIDA, IN EACH CASE LOCATED IN PALM BEACH COUNTY, FLORIDA AND EACH PARTY IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(iii) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER ANCILLARY DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER ANCILLARY DOCUMENTS OR THE CONTEMPLATED TRANSACTIONS. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 17(k)(iii).

(l) Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that (i) provided that the Company Parties do not terminate this Agreement pursuant to Section 13(c), the Company Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which the Company Parties are entitled at law or in equity; and (ii) provided that Rokk3r does not terminate this Agreement pursuant to Section 13(d), Rokk3r shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which Rokk3r is entitled at law or in equity. In the event that specific performance is granted to a Party pursuant to the terms and conditions herein, such Party shall also be entitled to be awarded its costs and expenses (including reasonable attorneys’ fees and expenses) incurred solely in connection with obtaining such specific performance, together with interest on such amounts from the date of the commencement of such proceeding until the date of payment at the prime lending rate as published in The Wall Street Journal in effect on the date of the commencement of such proceeding. The preceding sentence will not limit the right or ability of a Party seeking specific performance to recover damages, costs or expenses, under another provision of this Agreement or of any other Transaction Document.

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(m) Share Splits or Combinations. If, following the Effective Date, the Common Stock shall be subdivided or combined into a greater or smaller number of shares of Common Stock, respectively, all references to numbers of shares of Common Stock herein and any prices related thereto shall be appropriately increased or decreased proportionately to reflect such subdivision or combination, as applicable.

(n) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Signatures appear on following page]

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In witness whereof, the Parties have executed this Agreement as of the Effective Date.

Eight Dragons Company

By:	/s/ Una Taylor
Name:	Una Taylor
Title:	Chief Executive Officer

Una Taylor

By:	/s/ Una Taylor
Name:	Una Taylor

Rokk3r Labs LLC

By:	/s/ Nabyl Charania
Name:	Nabyl Charania
Title:	Chief Executive Officer

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Exhibit 1-A

Assets to be Transferred

Asset/IP	Description	Asset to Transfer

Clothes Fit Algorithm	Size/Fit matching algorithm and deduction via multiple data sources including scanning receipts from emails. Includes matching algorithm against a normalized data source of brand sizing and measures.	- Software Repositories - Infrastructure & Cloud Computing Architecture - FIt Matching Algorithm - Email Processing Search & Data Extraction Algorithm

Commercial Real Estate Algorithm	Extract, Transfer and Load of municipal level localized real estate and transaction data. Algorithm that identifies characteristic and clusters from the data loaded to make connections to create useful for commercial real estate transactions.	- Software Repositories - Infrastructure & Cloud Computing Architecture - ETL and Data Platform

Software based Recruitment Platform	A recruitment algorithm that extracts data from job sites and combines experience data with, personal preferences to match people to jobs and shares the recruitment fee across the network.	- Software Repositories - Infrastructure & Cloud Computing Architecture - Web Software Application that includes matching algorithm

Referral Commission Platform	Web based Application that allows creating a referral and commission system configurable for various industries	- Software Repositories - Web Software Application

Real Time Data Analytics Platform	Real time data analytics and Dash Platform, that can be configured for a corporation’s specific data sources to provide intuitive decision-making data points in real time.	- Software Repositories - Infrastructure & Cloud Computing Architecture - Web Software Application that includes social listening and visualization tools

Music Chat Platform	A chat bot application that allows users to use lyrics and music from their favorite movies and songs to send to each other.	- Software Repositories - Infrastructure & Cloud Computing Architecture - Web and Mobile Software Application

Digital Publishing Platform	A content management system for building a digital publishing business, with customizable web page builder for written content.	- Software Repositories - Infrastructure & Cloud Computing Architecture - Web Software Application

Social Timeline Platform	An application that allows Facebook users to add events to their timeline that occurred prior to them joining the network	- Software Repositories - Infrastructure & Cloud Computing Architecture - Mobile Software Application

Startup Ecosystem Platform	An application and community creating a directory of local startups and investors which are displayed on a map along with key information allowing companies to be searched for.	- Software Repositories - Infrastructure & Cloud Computing Architecture - Web Software Application

Video Content Publishing Platform	A platform to update, display and search for relevant video	- Software Repositories - Infrastructure & Cloud Computing Architecture - Web Software Application

Exhibit 1-B

Form of Asset and Intellectual Property Contribution and Assignment Agreement

(Attached)

ASSET AND INTELLECTUAL PROPERTY CONTRIBUTION AND ASSIGNMENT AGREEMENT

Dated as of December 26, 2017

This Asset and Intellectual Property Contribution and Assignment Agreement (this “Agreement”), dated as of the date first set forth above (the “Effective Date”), is made by and between Rokk3r Labs LLC, a Florida limited liability company (“Contributor”) to and in favor of Eight Dragons Company, a Nevada corporation (the “Company”). The Company and Contributor may each be referred to herein as a “Party” and collectively as the “Parties.”

WHEREAS, Company and Contributor have entered into that certain Restructuring Agreement, dated as of December 21, 2017 (the “RS”), providing for Contributor to contribute the Assets (as defined below) to the Company in return for the issuance to Contributor of certain shares of Common stock, par value $0.0001 per share, of the Company (the “Common Stock”);

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	Contribution and Assignment. For good and valuable consideration as set forth below, the receipt and sufficiency of which are hereby acknowledged, Contributor hereby irrevocably contributes, conveys, transfers, delivers and assigns to Company, free and clear of all liens, security interests and encumbrances of any kind (i) Contributor’s entire right, title and interest in and to any and all of the intellectual property as set forth on Exhibit 1 hereto, and all intellectual property and tangible embodiments thereof, including without limitation inventions, discoveries, designs, specifications, developments, methods, modifications, improvements, processes, knowhow, show-how, techniques, algorithms, databases, computer software and code (including software and firmware listings, assemblers, applets, compilers, source code, object code, net lists, design tools, user interfaces, application programming interfaces, protocols, formats, documentation, annotations, comments, data, data structures, databases, data collections, system build software and instructions), mask works, formulae, techniques, supplier and customer lists, trade secrets, graphics or images, text, audio or visual works, materials that document design or design processes, or that document research or testing, schematics, diagrams, product specifications and other works of authorship related thereto (the “Intellectual Property”), and all of Contributors rights and interests therein; (b) any and all Intellectual Property Rights (as defined below) claiming or covering such Intellectual Property and (c) any and all claims and causes of action, with respect to any of the foregoing, whether accruing before, on, or after the date hereof, including all rights to and claims for damages, restitution, and injunctive and other legal and equitable relief for past, present, and future infringement, dilution, misappropriation, violation, misuse, breach, or default, with the right but no obligation to sue for such legal and equitable relief and to collect, or otherwise recover, any such damages that may have accrued to the Contributor in connection with such Intellectual Property and/or Intellectual Property Rights, and Company hereby accepts all of Contributor’s right, title, and interest in and to the forgoing (collectively, the “Assets”). For purposes hereof, “Intellectual Property Rights” means, collectively, all rights in, to and under patents, trade secret rights, copyrights, trademarks, service marks, trade dress and similar rights of any type under the laws of any governmental authority, including without limitation, all applications and registrations relating to the Intellectual Property, and any and all inventions, original works of authorship, developments, improvements, and trade secrets which were made by the Contributor prior to the date hereof but relating to the Intellectual Property.

2.	Shares to be Issued. In exchange for the contribution and transfer of the Assets to the Company by the Contributor, on the Effective Date, the Company shall issue to the Contributor 74,050,000 shares of Common Stock (the “Exchange Shares”).

3.	No Further Rights in Assets. By signing below, the Contributor understands, acknowledges, and agrees that upon the execution of this Agreement by the Contributor, the Contributor is selling and assigning all right, title, and interest in and to the Assets to the Company, and that the Contributor shall have no further right, title, or interest in or to the Assets, and that this Agreement is definitive and final with respect to the sale and transfer of the Assets.

4.	Representations and Warranties. Contributor represents and warrants to Company:

	(a)	Contributor has the right, power and authority to enter into this Agreement;

	(b)	Contributor is the exclusive owner of all right, title and interest in the Assets free of any security interest, charge or encumbrance;

	(c)	Contributor warrants that all documents, computer records, disks and other materials of any nature of kind containing the Assets or any portion thereof have been turned over to Company, and that Contributor will not retain the Assets, or any portion thereof, in any form whatsoever after the closing of the within transaction except as specifically permitted hereunder;

	(d)	The Assets do not infringe the rights of any person or entity;

	(e)	There are no claims, pending or threatened, with respect to Contributor’s rights in the Assets;

	(f)	This Agreement is valid, binding and enforceable in accordance with its terms; and

	(g)	Contributor is not subject to any agreement, judgment or order inconsistent with the terms of this Agreement.

5.	Recordation and Further Actions. Contributor hereby authorizes the Commissioner for Patents and the Commissioner for Trademarks in the United States Patent and Trademark Office and the Register of Copyrights in the United States Copyright Office to record and register this Agreement upon request by Company. Following the date hereof, upon Company’s reasonable request, and at Company’s sole cost and expense, Contributor agrees to execute any and all papers and documents, and take such other actions as are reasonably requested by the Company, to evidence, perfect, defend the foregoing assignment and fully implement the Company’s proprietary rights in the subject matter assigned hereunder, such as obtaining and enforcing copyrights, patents or trademarks and to fully cooperate in the prosecution, enforcement and defense of such proprietary rights. Contributor further agrees that if the Company is unable, for any reason, to secure signatures to apply for or to pursue any application for any patent, copyright, trademark or other proprietary right covering any Assets assigned to the Company above, then Contributor hereby irrevocably designates and appoints the Company’s duly authorized officers and agents as Contributor’s agent and attorney-in-fact, to act for and in Contributor’s behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights, trademarks and other registrations thereon with the same legal force and effect as if executed by Contributor.

6.	Release by Contributor. In exchange and further consideration for the payment of the Purchase Price by the Company, Contributor hereby forever releases and discharges Company and all of its their officers, directors, agents, employees, parents, subsidiaries, attorneys, predecessors and successors in interest, and assigns and all other persons, firms, or corporations with whom any of the foregoing may now or may hereafter be affiliated of and from any and all past or present claims, demands, debts, liabilities, obligations, actions, causes of action, damages, attorneys’ fees, costs, loss of services, expenses and compensation of any nature relating to the Assets whether known or unknown, whether based on the United States Constitution, any state constitution, United States statutory violation, any state statutory violation, contract, tort, or other theory of recovery, which Contributor now has or may have.

7.	Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and assigns.

8.	Amendment. This Agreement may not be amended or modified except by an instrument or instruments in writing signed by or on behalf of the Party against whom enforcement of any such amendment or modification is sought.

9.	Governing Law. This Agreement shall be governed by the laws of the State of Nevada, without regard to conflicts of law principles thereunder.

10.	RS. This Agreement is being delivered in connection with the Closing under the RS and is made subject to the provisions of the RS. In the event of any conflict or inconsistency between this Agreement and the RS, the RS shall be the controlling document.

11.	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signatures appear on following page]

IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the day and year first above written.

Eight Dragons Company

By:
Name:	Una Taylor
Title:	Chief Executive Officer

Rokk3r Labs LLC

By:
Name:
Title:

State of ______________

County of ______________

PERSONALLY appeared before me, the undersigned authority in and for the said county and state, on this 26th day of December, 2017, within my jurisdiction, the within named ____________________________ and executed the above and forgoing instrument, who is personally known to me or has produced _____________________ (type of identification) as identification.

NOTARIAL SEAL

Name:

Notary – State of Florida

My Commission Expires:

Exhibit 1

Assets

Asset/IP	Description	Asset to Transfer

Clothes Fit Algorithm	Size/Fit matching algorithm and deduction via multiple data sources including scanning receipts from emails. Includes matching algorithm against a normalized data source of brand sizing and measures.	- Software Repositories - Infrastructure & Cloud Computing Architecture - FIt Matching Algorithm - Email Processing Search & Data Extraction Algorithm

Commercial Real Estate Algorithm	Extract, Transfer and Load of municipal level localized real estate and transaction data. Algorithm that identifies characteristic and clusters from the data loaded to make connections to create useful for commercial real estate transactions.	- Software Repositories - Infrastructure & Cloud Computing Architecture - ETL and Data Platform

Software based Recruitment Platform	A recruitment algorithm that extracts data from job sites and combines experience data with, personal preferences to match people to jobs and shares the recruitment fee across the network.	- Software Repositories - Infrastructure & Cloud Computing Architecture - Web Software Application that includes matching algorithm

Referral Commission Platform	Web based Application that allows creating a referral and commission system configurable for various industries	- Software Repositories - Web Software Application

Real Time Data Analytics Platform	Real time data analytics and Dash Platform, that can be configured for a corporation’s specific data sources to provide intuitive decision-making data points in real time.	- Software Repositories - Infrastructure & Cloud Computing Architecture - Web Software Application that includes social listening and visualization tools

Music Chat Platform	A chat bot application that allows users to use lyrics and music from their favorite movies and songs to send to each other.	- Software Repositories - Infrastructure & Cloud Computing Architecture - Web and Mobile Software Application

Digital Publishing Platform	A content management system for building a digital publishing business, with customizable web page builder for written content.	- Software Repositories - Infrastructure & Cloud Computing Architecture - Web Software Application

Social Timeline Platform	An application that allows Facebook users to add events to their timeline that occurred prior to them joining the network	- Software Repositories - Infrastructure & Cloud Computing Architecture - Mobile Software Application

Startup Ecosystem Platform	An application and community creating a directory of local startups and investors which are displayed on a map along with key information allowing companies to be searched for.	- Software Repositories - Infrastructure & Cloud Computing Architecture - Web Software Application

Video Content Publishing Platform	A platform to update, display and search for relevant video	- Software Repositories - Infrastructure & Cloud Computing Architecture - Web Software Application

Exhibit 2

Form of Release Agreement

(Attached)

RELEASE AGREEMENT

Dated as of December 26, 2017

This Release Agreement (this “Agreement”), dated as of the date first set forth above (the “Effective Date”), is entered into by and between Eight Dragons Company, a Nevada corporation (the “Company”), Una Taylor, the Chief Executive Officer of the Company (“Taylor”), and Rokk3r Labs LLC, a Florida limited liability company (“Rokk3r”). Each of the Company, Taylor and Rokk3r may be referred to herein, individually, as a “Party” or, collectively, as the “Parties.”

WHEREAS, the Parties are parties to that certain Restructuring Agreement, dated as of December 26, 2017 (the “Restructuring Agreement”), and the entering into of this Agreement at the Closing (as defined in the Restructuring Agreement) is required by the Restructuring Agreement;

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

Section 1. Representations and Warranties. Each of the Parties, solely for itself or herself (on a several and not joint basis), represents and warrants to the other Parties as set forth below.

(a) Organization and Standing. Such Party is an individual or is an entity duly company organized, validly existing, and in good standing under the laws of the State of its organization and has all requisite power and authority to own its properties and conduct its business as it is now being conducted. The nature of the business and the character of the properties such Party owns or leases do not make licensing or qualification of such Party as a foreign entity necessary under the laws of any other jurisdiction, except to the extent such licensing or qualification have already been obtained.

(b) Due Authority; No Violation. Such Party has all requisite rights and authority or the capacity to execute, deliver and perform its or his obligations under this Agreement and each of the Ancillary Documents to which it is a party. The execution and delivery of this Agreement and each of the Ancillary Documents to which it is a party, as well as the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary action on the part of such Party, and no other proceedings on the part of such Party are necessary to authorize the execution, delivery and performance of this Agreement, each of the Ancillary Documents to which it is a party or the transactions contemplated hereby or thereby on the part of such Party. The execution, delivery and performance of this Agreement and each of the Ancillary Documents to which it or he is a party will not (x) violate, conflict with, or result in the breach, acceleration, default or termination of, or otherwise give any other contracting party the right to terminate, accelerate, modify or cancel any of the terms, provisions, or conditions of any material agreement or instrument to which such Party is a party or by which it or its assets may be bound or (y) constitute a violation of any material applicable law, rule or regulation, or of any judgment, order, injunctive award or decree of any Governmental Authority applicable to such Party or (z) conflict with, result in the breach or termination of any provision of, or constitute a default under (in each case whether with or without the giving of notice or the lapse of time, or both) the Party’s organizational or operating documents, or any order, judgment, arbitration award, or decree to which such Party is a party or by which it or any of its assets or properties are bound.

(c) Approvals. No approval, authority, or consent of or filing by such Party with, or notification to, any Governmental Authority, is necessary to authorize the execution and delivery of this Agreement or any of the Ancillary Documents or the consummation of the Contemplated Transactions.

(d) Enforceability. This Agreement has been, and each of the Ancillary Documents to which it is a party will be, duly executed and delivered by such and, assuming that this Agreement and each of the Ancillary Documents to which it is a party constitutes the legal, valid and binding obligation of each of the other Parties thereto, constitutes the legal, valid, and binding obligation of such Party, enforceable against such Party in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally.

Section 2. Release of Claims.

(a) Company Release. Effective as of the Effective Date, the Company, for itself and its Affiliates (as defined below), and each of their respective predecessors, successors, assigns, heirs, representatives, and agents and for all related parties, and all persons acting by, through, under or in concert with any of them in both their official and personal capacities (collectively, the “Company Parties”) hereby irrevocably, unconditionally and forever release, discharge and remise Taylor and Rokk3r and each of their respective Affiliates (whether an Affiliate as of the Effective Date or later), and their respective predecessors, successors, assigns, heirs, representatives, and agents and for all related parties and all persons acting by, through, under or in concert with any of them in both their official and personal capacities (collectively, the “Rokk3r/Taylor Parties”), from all claims of any type and all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, in law or in equity, known or unknown, that any Company Party may have now or may have in the future, against any of the Rokk3r/Taylor Parties to the extent that those claims arose, may have arisen, or are based on events which occurred at any point in the past up to and including the Effective Date, other than any claims arising from the Restructuring Agreement or the transactions contemplated therein (collectively, the “Company Released Claims”). The Company represents and warrants that no Company Released Claim released herein has been assigned, expressly, impliedly, or by operation of law, and that all Company Released Claims released herein are owned by the Company, which has the respective sole authority to release them. The Company agrees that it shall forever refrain and forebear from commencing, instituting or prosecuting any lawsuit action or proceeding, judicial, administrative or otherwise collect or enforce any Company Released Claim which is released and discharged herein. For purposes hereof, an “Affiliate” of a Party shall be any Party that controls, is controlled by, or is under common control with, the subject Party.

(b) Taylor Release. Effective as of the Effective Date, Taylor, for herself and her Affiliates, and each of their respective predecessors, successors, assigns, heirs, representatives, and agents and for all related parties, and all persons acting by, through, under or in concert with any of them in both their official and personal capacities (collectively, the “Taylor Parties”) hereby irrevocably, unconditionally and forever release, discharge and remise the Company and Rokk3r and each of their respective Affiliates (whether an Affiliate as of the Effective Date or later), and their respective predecessors, successors, assigns, heirs, representatives, and agents and for all related parties and all persons acting by, through, under or in concert with any of them in both their official and personal capacities (collectively, the “Company/Rokk3r Parties”), from all claims of any type and all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, in law or in equity, known or unknown, that any Taylor Party may have now or may have in the future, against any of the Company/Rokk3r Parties to the extent that those claims arose, may have arisen, or are based on events which occurred at any point in the past up to and including the Effective Date, other than any claims arising from the Restructuring Agreement or the transactions contemplated therein (collectively, the “Company Released Claims”). Taylor represents and warrants that no Taylor Released Claim released herein has been assigned, expressly, impliedly, or by operation of law, and that all Taylor Released Claims released herein are owned by Taylor, who has the respective sole authority to release them. Taylor agrees that she shall forever refrain and forebear from commencing, instituting or prosecuting any lawsuit action or proceeding, judicial, administrative or otherwise collect or enforce any Taylor Released Claim which is released and discharged herein.

(c) Rokk3r Release. Effective as of the Effective Date, Rokk3r, for itself and its Affiliates, and each of their respective predecessors, successors, assigns, heirs, representatives, and agents and for all related parties, and all persons acting by, through, under or in concert with any of them in both their official and personal capacities (collectively, the “Rokk3r Parties”) hereby irrevocably, unconditionally and forever release, discharge and remise the Company and Taylor and each of their respective Affiliates (whether an Affiliate as of the Effective Date or later), and their respective predecessors, successors, assigns, heirs, representatives, and agents and for all related parties and all persons acting by, through, under or in concert with any of them in both their official and personal capacities (collectively, the “Company/Taylor Parties”), from all claims of any type and all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, in law or in equity, known or unknown, that any Rokk3r Party may have now or may have in the future, against any of the Company/Taylor Parties to the extent that those claims arose, may have arisen, or are based on events which occurred at any point in the past up to and including the Effective Date, other than any claims arising from the Restructuring Agreement or the transactions contemplated therein (collectively, the “Rokk3r Released Claims”). Rokk3r represents and warrants that no Rokk3r Released Claim released herein has been assigned, expressly, impliedly, or by operation of law, and that all Rokk3r Released Claims released herein are owned by Rokk3r, which has the respective sole authority to release them. Rokk3r agrees that it shall forever refrain and forebear from commencing, instituting or prosecuting any lawsuit action or proceeding, judicial, administrative or otherwise collect or enforce any Rokk3r Released Claim which is released and discharged herein.

Section 3. Covenant Not to File a Claim and Indemnification.

(a) Company. Each of the Company Parties agrees not to file for themselves or on behalf of any other parties, any claim, charge, complaint, action, or cause of action against any Rokk3r/Taylor Party related to the Company Released Claims, and further agrees to indemnify and save harmless such Rokk3r/Taylor Parties from and against any and all losses, including, without limitation, the cost of defense and legal fees, occurring as a result of any claims, charges, complaints, actions, or causes of action made or brought by any such Company Party against any Rokk3r/Taylor Party in violation of the terms and conditions of this Agreement. In the event that any Company Party brings a suit against any Rokk3r/Taylor Party in violation of this covenant, the Company agrees to pay any and all costs of the Rokk3r/Taylor Parties, including attorneys’ fees, incurred by such Rokk3r/Taylor Parties in challenging such action. Any Rokk3r/Taylor Party is an intended third-party beneficiary of this Agreement.

(b) Taylor. Each of the Taylor Parties agrees not to file for themselves or on behalf of any other parties, any claim, charge, complaint, action, or cause of action against any Company/Rokk3r Party related to the Taylor Released Claims, and further agrees to indemnify and save harmless such Company/Rokk3r Parties from and against any and all losses, including, without limitation, the cost of defense and legal fees, occurring as a result of any claims, charges, complaints, actions, or causes of action made or brought by any such Taylor Party against any Company/Rokk3r Party in violation of the terms and conditions of this Agreement. In the event that any Taylor Party brings a suit against any Company/Rokk3r Party in violation of this covenant, Taylor agrees to pay any and all costs of the Company/Rokk3r Parties, including attorneys’ fees, incurred by such Company Parties in challenging such action. Any Company/Rokk3r Party is an intended third-party beneficiary of this Agreement.

(c) Rokk3r. Each of the Rokk3r Parties agrees not to file for themselves or on behalf of any other parties, any claim, charge, complaint, action, or cause of action against any Company/Taylor Party related to the Rokk3r Released Claims, and further agrees to indemnify and save harmless such Company/Taylor Parties from and against any and all losses, including, without limitation, the cost of defense and legal fees, occurring as a result of any claims, charges, complaints, actions, or causes of action made or brought by any such Rokk3r Party against any Company/Taylor Party in violation of the terms and conditions of this Agreement. In the event that any Rokk3r Party brings a suit against any Company/Taylor Party in violation of this covenant, Rokk3r agrees to pay any and all costs of the Company/Taylor Parties, including attorneys’ fees, incurred by such Rokk3r/Taylor Parties in challenging such action. Any Company/Taylor Party is an intended third-party beneficiary of this Agreement.

Section 4. Affirmations.

(a) Company. Each Company Party affirms that it has not filed, caused to be filed, or presently is a party to any claim, complaint, or action against any Rokk3r/Taylor Party in any forum or form and should any such charge or action be filed by any Company Party or by any other person or entity on any Company Party’s behalf involving matters covered by Section 2(a), the Company agrees to promptly give the agency or court having jurisdiction a copy of this Agreement and inform them that any such claims any such Company Party might otherwise have had are now settled.

(b) Taylor. Each Taylor Party affirms that it has not filed, caused to be filed, or presently is a party to any claim, complaint, or action against any Company/Rokk3r Party in any forum or form and should any such charge or action be filed by any Taylor Party or by any other person or entity on any Taylor Party’s behalf involving matters covered by Section 2(b), Taylor agrees to promptly give the agency or court having jurisdiction a copy of this Agreement and inform them that any such claims any such Taylor Party might otherwise have had are now settled.

(c) Rokk3r. Each Rokk3r Party affirms that it has not filed, caused to be filed, or presently is a party to any claim, complaint, or action against any Company/Taylor Party in any forum or form and should any such charge or action be filed by any Rokk3r Party or by any other person or entity on any Rokk3r Party’s behalf involving matters covered by Section 2(c), Rokk3r agrees to promptly give the agency or court having jurisdiction a copy of this Agreement and inform them that any such claims any such Rokk3r Party might otherwise have had are now settled.

Section 5. Compromise. This is a compromise and settlement of potential or actual disputed claims and is made solely for the purpose of avoiding the uncertainty, expense, and inconvenience of future litigation. Neither this Agreement nor the furnishing of any consideration concurrently with the execution hereof shall be deemed or construed at any time or for any purpose as an admission by any Party of any liability or obligation of any kind. Any such liability or wrongdoing is expressly denied. The Parties hereto acknowledge that this Agreement was reached after good faith settlement negotiations and after each Party had an opportunity to consult legal counsel. This Agreement extends to, and is for the benefit of, the Parties, their respective successors, assigns and agents and anyone claiming by, through or under the Parties hereto.

Section 6. Additional Agreements.

(a) This Agreement shall be effective upon its execution by each of the Parties hereto.

(b) Each of the Parties hereto shall execute such documents and perform such further acts as may be reasonably required to carry out the provisions hereof and the actions contemplated hereby.

(c) No Party shall, and each Party shall cause their respective Affiliates not to, in each case, whether directly or indirectly, for itself or through or on behalf of any other Party not to, make any disparaging comments (or induce or encourage others to make disparaging comments) about any other Party or its officers, directors, shareholders, employees and agents, or their respective operations, financial condition, prospects, products or services.

Section 7. Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder (each, a “Notice”) shall be in writing and addressed to the Parties at the addresses set forth below (or to such other address that may be designated by the receiving Party from time to time in accordance with this Section 7). All Notices shall be delivered by personal delivery, nationally recognized overnight courier (with all fees pre-paid), e-mail of a PDF document (with confirmation of transmission) or certified or registered mail (in each case, return receipt requested, postage prepaid). Except as otherwise provided in this Agreement, a Notice is effective only (a) upon receipt by the receiving Party, and (b) if the Party giving the Notice has complied with the requirements of this Section 7.

If to the Company:

Eight Dragons Company

Attn: Una Taylor

100 SE 2nd Street, Suite 2000

Miami, FL 33131

Email: una.taylor@8drg.com

If to Taylor:

Una Taylor

100 SE 2nd Street, Suite 2000

Miami, FL 33131

Email: una.taylor@8drg.com

If to Rokk3r:

Rokk3r Labs LLC

Attn: Nabyl Charania

2121 NW 2nd Avenue

Miami, FL 33127

Email: nabyl@rokk3rlabs.com

With a copy, in each case, which shall not constitute notice, to:

John Cacomanolis

Legal & Compliance, LLC

330 Clematis Street, Suite 217

West Palm Beach, FL. 33401

Email: jcacomanolis@legalandcompliance.com

Section 8. Governing Law and Interpretation. This Agreement shall be governed and controlled by and in accordance with the laws of the State of Nevada without regard to its conflict of laws provisions. Venue for any action brought to enforce the terms of this Agreement or for breach thereof shall lie exclusively in the state and federal courts located in Palm Beach County, Florida. Should any provision of this Agreement be declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, excluding the general release language, such provision shall immediately become null and void, leaving the remainder of this Agreement in full force and effect. The Parties affirm that this Agreement is the product of negotiation and agree that it shall not be construed against any Party on the basis of sole authorship. The Parties agree that the successful Party in any suit related to this Agreement (as determined by the applicable court(s)) shall be entitled to recover its reasonable attorneys’ fees and expenses related thereto, including attorneys’ fees and costs incident to an appeal.

Section 9. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT HE OR IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN OR THE PERFORMANCE THEREOF (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 9.

Section 10. Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with the terms hereof or were otherwise breached and that each Party shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of the provisions hereof and to enforce specifically the terms and provisions hereof, without the proof of actual damages, in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, and agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that (a) any other Party has an adequate remedy at law, or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity. Each of the Parties acknowledges and agrees that the remedy at law available to the other Party for breach of any Party’s obligations under this Agreement would be inadequate and that damages flowing from such a breach may not readily be susceptible to being measured in monetary terms. Accordingly, each Party acknowledges, consents and agrees that, in addition to any other rights or remedies that any Party may have at law, in equity or under this Agreement, upon adequate proof of a violation by any other Party of any provision of this Agreement, the first Party will be entitled to seek immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach, without the necessity of proof of actual damage or requirement to post a bond.

Section 11. Entire Agreement; Severability. This Agreement and the exhibits attached hereto sets forth the entire agreement between the Parties with respect to the subject matter hereof and fully supersedes any prior agreements or understandings between the Parties with respect to the subject matter hereof. The Parties acknowledge that each has not relied on any representations, promises, or agreements of any kind made to the other in connection with each Party’s decision to accept this Agreement, except for those set forth in this Agreement. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, the provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. The Parties have participated in the drafting and negotiation of this Agreement and if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the Parties thereto and no presumption of burden of proof shall arise favoring or burdening any Party by virtue of the authorship of any provision in this Agreement.

Section 12. Amendment. This Agreement may not be modified, altered or changed except upon express written consent of all Parties wherein specific reference is made to this Agreement.

Section 13. Headings. The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the Parties to this Agreement.

Section 14. Waiver. Waiver of any term or condition of this Agreement by any Party shall only be effective if in writing and shall not be construed as a waiver of any subsequent breach or failure of the same term or condition, or a waiver of any other term or condition of this Agreement.

Section 15. Binding Effect; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their permitted successors and assigns. No Party to this Agreement may assign or delegate, by operation of law or otherwise, all or any portion of its rights, obligations or liabilities under this Agreement without the prior written consent of the other Party to this Agreement, which any such Party may withhold in its absolute discretion. Any purported assignment without such prior written consents shall be void.

Section 16. No Third-Party Beneficiaries. Other than as specifically set forth herein, nothing in this Agreement shall confer any rights, remedies or claims upon any person or entity not a Party or a permitted assignee of a Party to this Agreement.

Section 17. Further Assurances. From time to time, whether at or following the Closing, each Party shall make reasonable commercial efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable, including as required by applicable laws, to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

Section 18. Expenses. Except as expressly provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses.

Section 19. Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement.

[Remainder of page intentionally left blank – Signature pages follow]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written.

Eight Dragons Company

By:	/s/ Una Taylor
Name:	Una Taylor
Title:	Chief Executive Officer

Una Taylor

By:	/s/ Una Taylor
Name:	Una Taylor

Rokk3r Labs LLC

By:	/s/ Nabyl Charania
Name:	Nabyl Charania
Title:	Chief Executive Officer

Exhibit 3

Form of Option

(Attached)

NON-QUALIFIED STOCK OPTION AGREEMENT

Name of Optionee:	[____________]

No. of Option Shares:	4,000,000 shares of common stock of Eight Dragons Company

Option Exercise Price per Share: $0.0001

Grant Date:	[_______________], 201__

Expiration Date:	16 months from Grant Date

Pursuant to this Non-Qualified Stock Option Agreement (this “Agreement”) Eight Dragons Company, a Nevada corporation (the “Company”) hereby grants to the Optionee named above an option (the “Stock Option”) to purchase on or prior to the Expiration Date specified above all or part of the number of shares of Common Stock, par value $0.0001 per share (the “Stock”), of the Company specified above at the Option Exercise Price per Share specified above subject to the terms and conditions set forth herein. This Stock Option is not intended to be an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended.

1.	Exercisability. The Stock Option is exercisable subject to the following vesting requirement: The Stock Option shall not vest unless within the initial thirteen (13) months of the Option Term, the Company has provided notice to Optionee of its intent to undertake a Registration Statement, as that term is defined in the Piggy-Back Registration Rights Agreement of even date herewith, with regard to the Stock, which is the subject of this Stock Option and, after 13 months of the Option Term have expired, the Stock Option is immediately exercisable and is not subject to vesting of any kind, and shall continue to be exercisable at any time or times prior to the close of business on the Expiration Date, subject to the provisions hereof.

2.	Manner of Exercise.

	(a)	The Optionee may exercise this Stock Option only in the following manner: From time to time on or prior to the Expiration Date of this Stock Option and subject to vesting as set forth above, the Optionee may give written notice to the Board of Directors of the Company (the “Board”) of her election to purchase some or all of the Option Shares purchasable at the time of such notice. This notice shall specify the number of Option Shares to be purchased and the Option Shares shall be issued to Optionee on the 61st day after such notice.

	(b)	Payment of the purchase price for the Option Shares may be made by one or more of the following methods: (i) in cash, by certified or bank check or other instrument acceptable to the Board; (ii) through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the Optionee on the open market or that are beneficially owned by the Optionee and are not then subject to any restrictions under any Company plan and that otherwise satisfy any holding periods as may be required by the Board; (iii) by the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option purchase price, provided that in the event the Optionee chooses to pay the option purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Board shall prescribe as a condition of such payment procedure; (iv) by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a fair market value that does not exceed the aggregate exercise price; or (v) a combination of (i), (ii), (iii) and (iv) above. Payment instruments will be received subject to collection. Payment instruments will be received subject to collection.

(c)	The transfer to the Optionee on the records of the Company or of the transfer agent of the Option Shares will be contingent upon (i) the Company’s receipt from the Optionee of the full purchase price for the Option Shares, as set forth above, (ii) the fulfillment of any other requirements contained herein or in any other agreement or provision of laws, and (iii) the receipt by the Company of any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Stock to be purchased pursuant to the exercise of Stock Options and any subsequent resale of the shares of Stock will be in compliance with applicable laws and regulations. In the event the Optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the Optionee upon the exercise of the Stock Option shall be net of the Shares attested to.

(d)	The shares of Stock purchased upon exercise of this Stock Option shall be transferred to the Optionee on the records of the Company or of the transfer agent upon compliance to the satisfaction of the Board with all requirements under applicable laws or regulations in connection with such transfer and with the requirements hereof. The determination of the Board as to such compliance shall be final and binding on the Optionee. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to this Stock Option unless and until this Stock Option shall have been exercised pursuant to the terms hereof, the Company or the transfer agent shall have transferred the shares to the Optionee, and the Optionee’s name shall have been entered as the stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Stock.

(e)	The minimum number of shares with respect to which this Stock Option may be exercised at any one time shall be 100 shares, unless the number of shares with respect to which this Stock Option is being exercised is the total number of shares subject to exercise under this Stock Option at the time.

(f)	Notwithstanding any other provision hereof, no portion of this Stock Option shall be exercisable after the Expiration Date hereof.

(g)	Optionee acknowledges and agrees that the number of Option Shares may be reduced in accordance with the provisions of that certain Restructuring Agreement between the Company and the other parties thereto, dated as of December 21, 2017 (the “Restructuring Agreement”).

(h)	If, prior to any exercise of the Stock Option, the shares of Stock shall be subdivided or combined into a greater or smaller number of shares, respectively, the remaining number of shares of Stock deliverable upon the exercise of this Stock Option shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the exercise price per share to reflect such subdivision or combination, as applicable.

3.	Transferability. This Agreement is assignable by the Optionee, subject to compliance with applicable laws.

4.	No Obligation to Continue as a Consultant or Service Provider. This Agreement does not confer upon the Optionee any rights with respect to continuance as a consultant or other service provider to the Company or a subsidiary of the Company.

5.	Integration. This Agreement and the Restructuring Agreement constitute the entire agreement between the parties with respect to this Stock Option and supersedes all prior agreements and discussions between the parties concerning such subject matter.

6.	Data Privacy Consent. In order to administer this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of this Agreement (the “Relevant Information”). By entering into this Agreement, the Optionee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Optionee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Optionee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.

7.	Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Optionee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

8.	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement

[Signatures appear on following page]

In witness whereof, the Parties have executed this Agreement as of the date first set forth above.

Eight Dragons Company

By:
Name:	Una Taylor
Title:	Chief Executive Officer

Optionee Name: [_____________]

By:
Name:
Title:

Exhibit 4

Form of Piggy-Back Registration Rights Agreement

(Attached)

PIGGY-BACK REGISTRATION RIGHTS AGREEMENT

Dated as of [____________], 201__

This Piggy-Back Registration Rights Agreement (this “Agreement”), dated as of the date first set forth above (the “Effective Date”) is made and entered into by and among Eight Dragons Company, a Nevada corporation (the “Company”) and [_____________] (“Holder”). Each of the Company and Holder may be referred to herein, individually, as a “Party” or, collectively, as the “Parties.”

WHEREAS, the Company, Holder and another party, have entered into a Restructuring Agreement dated as of December 21, 2017 (the “Restructuring Agreement”) and the delivery of this Agreement is required pursuant to the terms therein;

WHEREAS, pursuant to the terms of the Restructuring Agreement, the Company has issued to Holder an option to acquire 4,000,000 shares of common stock, par value $0.0001 per share, of the Company (the “Option”); and

WHEREAS, the Parties desire to provide Holder certain registration rights with respect to the shares of common stock that will be issued to Holder upon exercise of the Options (the “Registrable Securities”);

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

Section 1. Piggy-Back Registration Rights.

(a) Registration Rights. If at any time on or after the Effective Date the Company proposes to file any Registration Statement under the Securities Act of 1933, as amended (the “1933 Act”) (a “Registration Statement”) with respect to any offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for shareholders of the Company for their account (or by the Company and by shareholders of the Company), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for a dividend reinvestment plan or (iii) in connection with a merger or acquisition, then the Company shall (x) give written notice of such proposed filing to Holder as soon as practicable but in no event less than ten (10) days before the anticipated filing date of the Registration Statement, which notice shall describe the amount and type of securities to be included in such Registration Statement, the intended method(s) of distribution, and the name of the proposed managing underwriter or underwriters, if any, of the offering, and (y) offer to Holder in such notice the opportunity to register the sale of such number of Registrable Securities as Holder may request in writing within five (5) days following receipt of such notice (a “Piggy-Back Registration”). The Company shall cause such Registrable Securities to be included in such registration and shall cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. If Holder proposes to distribute its Registrable Securities through a Piggy-Back Registration that involves an underwriter or underwriters, then it shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such Piggy-Back Registration.

(b) Limitations. If a Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company and the managing underwriter advises the Company and Holder (if Holder has elected to include Registrable Securities in such Piggyback Registration) in writing that in its reasonable and good faith opinion the number of shares of common stock proposed to be included in such registration, including all Registrable Securities and all other shares of common stock proposed to be included in such underwritten offering, exceeds the number of shares of common stock which can be sold in such offering and/or that the number of shares of common stock proposed to be included in any such registration or takedown would adversely affect the price per share of the common stock to be sold in such offering, the Company shall include in such registration (i) first, the shares of common stock that the Company proposes to sell; (ii) second, the shares of common stock requested to be included therein by Holder; and (iii) third, the shares of common stock requested to be included therein by holders of common stock other than Holder, allocated among such holders in such manner as they may agree.

(c) Withdrawal. Holder may elect to withdraw such Holder’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement. The Company (whether on its own determination or as the result of a withdrawal by persons making a demand pursuant to written contractual obligations) may withdraw a Registration Statement at any time prior to the effectiveness of such Registration Statement. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by Holder of Registrable Securities in connection with such Piggy-Back Registration as provided in Section 1(f).

(d) Notification. The Company shall notify Holder of Registrable Securities at any time when a prospectus relating to such Holder’s Registrable Securities is required to be delivered under the 1933 Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. At the request of Holder, the Company shall also prepare, file and furnish to Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to Holder, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. Holder shall not offer or sell any Registrable Securities covered by the Registration Statement after receipt of such notification until the receipt of such supplement or amendment.

(e) Information. The Company may request that Holder furnish the Company such information with respect to Holder and Holder’s proposed distribution of the Registrable Securities pursuant to the Registration Statement as the Company may from time to time reasonably request in writing or as shall be required by law or by the Securities and Exchange Commission (the “SEC”) in connection therewith, and such Holder shall furnish the Company with such information.

(f) Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses of the Company’s counsel and independent registered public accountants) (A) with respect to filings made with the SEC, (B) with respect to filings required to be made with any trading market on which the common stock is then listed for trading, (C) in compliance with applicable state securities or Blue Sky laws reasonably agreed to by the Company in writing (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities) and (D) with respect to any filing that may be required to be made by any broker through which Holder of Registrable Securities intends to make sales of Registrable Securities with the FINRA, (ii) printing expenses, (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) 1933 Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other persons or entities retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Company be responsible for any broker or similar commissions of Holder.

(g) Clarification. For the avoidance of doubt, this Agreement shall apply only to the shares of Common Stock that are issued to Holder upon Exercise of the Option. The Company shall have no other obligation to register the Option or any other securities of the Company held by Holder.

Section 2. Indemnification.

(a) Indemnification by the Company. The Company and its successors and assigns shall indemnify and hold harmless Holder, the partners, agents and employees of Holder (each, a “Holder Indemnified Party”), to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to (1) any untrue or alleged untrue statement of a material fact contained in a Registration Statement, any related prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any such prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (2) any violation or alleged violation by the Company of the 1933 Act, the Securities Exchange Act of 1934, as amended (the “1934 Act”) or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based upon information regarding Holder furnished to the Company by such Party for use therein. The Company shall notify Holder promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware.

(b) Indemnification by Holder. Holder and her successors and assigns shall indemnify and hold harmless the Company, the officers, directors, members, partners, agents and employees (and any other individuals or entities with a functionally equivalent role of a person holding such titles, notwithstanding a lack of such title or any other title) of the Company, each individual or entity who controls the Company (within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act) and the officers, directors, members, partners, agents and employees (and any other individuals or entities with a functionally equivalent role of a person holding such titles, notwithstanding a lack of such title or any other title) of each such controlling individual or entity (each, a “Company Indemnified Party”), to the fullest extent permitted by applicable law, from and against any and all Losses, as incurred, arising out of or relating to (1) any untrue or alleged untrue statement of a material fact contained in a Registration Statement, any related prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any such prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (2) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement, but only to the extent that such untrue statements or omissions are based upon information regarding Holder furnished to the Company by such Party for use therein. Holder shall notify the Company promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Agreement of which Holder is aware.

(c) Contribution. Each of a Holder Indemnified Party and Company Indemnified Party may each be referred to as an “Indemnified Party.” If the indemnification under Section 2 is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then the Party responsible for indemnifying the Indemnified Party (the “Indemnifying Party”) shall contribute to the amount paid or payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, the Indemnifying Party or the Indemnified Party, and the Parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a Party as a result of any Losses shall be deemed to include any reasonable attorneys’ or other fees or expenses incurred by such Party in connection with any proceeding to the extent such Party would have been indemnified for such fees or expenses if the indemnification provided for in Section 3(a) was available to such Party in accordance with its terms. It is agreed that it would not be just and equitable if contribution pursuant to this Section 2(c) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding sentence.

Section 3. Miscellaneous.

(a) Remedies. In the event of a breach by the Company or by Holder of any of their obligations under this Agreement, Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(b) Entire Agreement. This Agreement is intended by the Parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the Parties with respect to such subject matter, except for, and as provided in the Restructuring Agreement.

(c) Compliance. Holder covenants and agrees that she will comply with the prospectus delivery requirements of the Securities Act as applicable to her (unless an exemption therefrom is available) in connection with sales of Registrable Securities pursuant to the Registration Statement and shall sell the Registrable Securities only in accordance with a method of distribution described in the Registration Statement.

(d) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented unless the same shall be in writing and signed by the Company and Holder, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and Holder.

(e) Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be delivered in accordance with the provisions of the Restructuring Agreement.

(f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the Parties and shall inure to the benefit of each Holder. Nothing in this Agreement, express or implied, is intended to confer upon any Party other than the Parties or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither Party may assign its rights or obligations hereunder without the prior written consent of other Party (other than an assignment by the Company by merger or to an entity which acquires the Company including by way of acquiring all or substantially all of the Company’s securities or assets).

(g) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction).

(h) Jurisdiction. ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER ANCILLARY DOCUMENTS OR THE CONTEMPLATED TRANSACTIONS MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATES OF FLORIDA, IN EACH CASE LOCATED IN PALM BEACH COUNTY, FLORIDA AND EACH PARTY IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(i) Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER ANCILLARY DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER ANCILLARY DOCUMENTS OR THE CONTEMPLATED TRANSACTIONS. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.10(c).

(j) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(k) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the Parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the Parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(l) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(m) Further Assurances. The Parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

(n) Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Party, it being understood that both Parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature were the original thereof.

[Signatures appear on following page]

In witness whereof, the Parties have executed this Agreement as of the Effective Date.

Eight Dragons Company

By:
Name:
Title:

Holder:	[_________________]

By:
Name:
Title:

Schedule 1

Shareholders

●	Sean Young

●	Jordan Fishman

●	George Csatary